SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the  Registrant |X|
         Filed by a Party other than the Registrant |_|
         Check the  appropriate  box:
         |_|  Preliminary  Proxy  Statement
         |_|  Confidential,  for Use of the  Commission  Only
               (as  permitted  by Rule 14a-6(e)(2))
         |X| Definitive  Proxy Statement
         |_| Definitive  Additional Materials
         |_| Soliciting Material Pursuant to ss.  240.14a-11(c) or ss.
               240.14a-12

Gold Banc Corporation, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
          ______________________________________________________________________
         (2) Aggregate number of securities to which transaction applies:
          ______________________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________
         (4) Proposed maximum aggregate value of transaction:
          ______________________________________________________________________
         (5) Total fee paid:
          ______________________________________________________________________

         |_| Fee paid previously with preliminary materials.
         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
          ______________________________________________________________________
         (2) Form, Schedule or Registration Statement No.:
          ______________________________________________________________________
         (3) Filing Party:
          ______________________________________________________________________
         (4) Date Filed:
          ______________________________________________________________________

                                     [LOGO]

                           GOLD BANC CORPORATION, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held April 29, 1998

         Notice is hereby given the Annual Meeting of Stockholders of Gold Banc Corporation, Inc. (the "Company") will be held in Pavilion I at the Ritz Carlton, 401 Ward Parkway, Country Club Plaza, Kansas City, Missouri, on the 29th day of April, 1998, at 10:00 a.m. for the following purposes:

          1. To elect two Class II Directors to serve for a term of three years.

          2. To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the 1998 fiscal year.

          3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 18, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

         You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please sign and date the enclosed proxy and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you are a stockholder of record and attend the meeting, we will be glad to cancel your proxy so that you may vote in person. We look forward to seeing you at the meeting.


                                         By Order of the Board of Directors,


                                         /s/ Keith E. Bouchey
                                         --------------------
                                         Keith E. Bouchey
                                         Corporate Secretary

Leawood, Kansas
March 23, 1998

                           GOLD BANC CORPORATION, INC.
                                11301 Nall Avenue
                              Leawood, Kansas 66211


                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                            to be held April 29, 1998

                               GENERAL INFORMATION

         This proxy statement is being furnished on or about March 23, 1998, in connection with the solicitation of proxies by the Board of Directors of Gold Banc Corporation, Inc., a Kansas corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held in Pavilion I at the Ritz Carlton, 401 Ward Parkway, County Club Plaza, Kansas City, Missouri, at 10:00 a.m. on Wednesday, April 29, 1998, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting, proxies are being solicited by the Company's Board of Directors. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. A stockholder may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

         The enclosed proxy may be revoked at any time before it is voted by (i) so notifying the Secretary of the Company, (ii) exercising a proxy of a later date and delivering such later proxy to the Secretary of the Company prior to the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

         Employees of the Company and its affiliates who participate in the Gold Banc Corporation, Inc. Employee Stock Ownership Plan and Trust may vote shares of common stock of the Company credited to their account by instructing Mercantile Bank of Topeka, Kansas, the trustee of the plan. The proxy card will serve as the instruction card. The trustee will vote such shares in accordance with duly executed instructions received by April 22, 1998. Shares credited to a participant's account for which no instructions are received will be voted by the trustee at its discretion. Each participant may revoke previously given voting instructions by filing with the trustee a written notice to that effect by April 22, 1998.

         The Company will bear the cost of solicitation of proxies, which will be principally conducted by mail; however, certain officers of the Company may also solicit proxies by telephone, telegram or personal interview. Such cost may also include ordinary charges and expenses of brokerage firms and others, for forwarding soliciting material to beneficial owners.

         On March 18, 1998, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 5,352,196 shares of common stock, par value $1.00 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the record holder to one vote.

           CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

         The following table sets forth information as of February 28, 1998, concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.


                                                                          Number of Shares         Percentage of Shares
                 Name and Address of Beneficial Owner                    Beneficially Owned         Beneficially Owned
                 ------------------------------------                    ------------------         ------------------
Michael W. Gullion(1)..................................................        949,118                    17.73%
11301 Nall Avenue
Leawood, Kansas  66221

William Wallman(2).....................................................        220,401                     4.13%
538 W. Mary
Beatrice, Nebraska  68310

Allen D. Petersen(2)(3).............................................           167,828                     3.14%
1220 W. County Line Road
Barrington Hills, Illinois 60010

William F. Wright(2)...................................................        165,660                     3.10%
1431 Stratford Court
Del Mar, California  92014

Keith E. Bouchey(4)....................................................        33,100                        *
11301 Nall Avenue
Leawood, Kansas  66211

D. Michael Browne(5)...................................................        28,753                        *
6450 Campbell Drive
Lincoln, Nebraska  68510

Directors and executive officers as a group (6 persons)................       1,010,971                   18.89%
__________________________
*    Less than 1%.
(1)  Includes 553,889 shares for which Mr. Wallman, Mr. Petersen,  Mr. Wright or
     The Lifeboat  Foundation  are the record owners and that are subject to the terms of an agreement granting Mr. Gullion voting control over such shares;
     27,333  shares  held by the Gold  Banc  Corporation,  Inc.  Employee  Stock
     Ownership Plan and Trust that are not allocated to individual  accounts and over which Mr. Gullion,  as Plan  Administrator,  has voting  control;  and
     35,000  shares that can be acquired  pursuant to options that are presently exercisable.
(2)  Subject to the terms of an agreement  granting Mr.  Gullion  voting control over such shares;  includes  1,000 shares that may be acquired  pursuant to options that are presently exercisable.

(3) 166,828 of these shares are owned by The Lifeboat Foundation. Mr. Petersen is one of three directors of The Lifeboat Foundation. The Lifeboat Foundation has granted Mr. Gullion an irrevocable proxy to vote each of these shares. Mr. Petersen disclaims beneficial ownership of these shares.
(4) Includes: (i) 15,000 shares held in the name of Holyrood Bancshares, Inc. Mr. Bouchey is a director, officer and stockholder of Holyrood Bancshares, Inc.; (ii) 600 shares owned by children of Mr. Bouchey; and (iii) 12,500 shares that may be acquired pursuant to options that are presently exercisable.
(5) Includes 1,000 shares that may be acquired pursuant to options that are presently exercisable.

          Mr. Gullion has entered into an agreement with Mr. Wallman pursuant to which Mr. Wallman has granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wallman. The agreement also grants to Mr. Gullion: (i) a 180-day first right of refusal in the event Mr. Wallman receives a bona fide offer from a third party to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares; and (ii) in the event Mr. Wallman dies, a 180-day option to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares. This agreement terminates on the earlier to occur of: (i) the date Mr. Gullion ceases to be President, Chairman and/or Chief Executive Officer of the Company; or (ii) six months after Mr. Wallman's death.

          Mr. Gullion has also entered into an agreement with Mr. Wright, Mr. Petersen and The Lifeboat Foundation pursuant to which Mr. Wright, Mr. Petersen and The Lifeboat Foundation have granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wright, Mr. Petersen or The Lifeboat Foundation. Such proxy continues until the earlier of: (i) the date Mr. Gullion ceases to be President, Chairman and/or Chief Executive Officer of the Company; or (ii) termination of the agreement as described below. The agreement grants to Mr. Gullion a 90-day first right of refusal in the event either Mr. Wright, Mr. Petersen or The Lifeboat Foundation receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by such individual or by certain permitted transferees to whom such individual may transfer shares. The agreement also grants to Mr. Wright and Mr. Petersen a 90-day first right of refusal in the event Mr. Gullion receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by Mr. Gullion or certain permitted transferees to whom Mr. Gullion may transfer shares. The agreement terminates in 2006.

                         ITEM 1 - ELECTION OF DIRECTORS

          The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. Two Class II directors are to be elected at the Annual Meeting. The proxies named in the accompanying proxy intend to vote for the election of D. Michael Browne and Allen D. Petersen. In the event Mr. Browne or Mr. Petersen should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominee as may be nominated by the Board of Directors. The two nominees for election as Class II directors who receive the greatest number of votes cast for election of directors at the meeting, a quorum being present, shall be elected directors of the Company. Abstentions, broker nonvotes and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.

INFORMATION CONCERNING NOMINEES

         The following table sets forth information about the nominees to the Board of Directors.


Class II - Term Expiring 2001

                                              Principal Occupation and
Name                         Age            Five-Year Employment History
----                         ---     -------------------------------------------
D. Michael Browne             45     Mr. Browne has served as a director of  the
                                     Company since November 1989.  For more than
                                     five years Mr. Browne has been the Chairman
                                     and Chief Executive Officer  of  Consortia,
                                     Ltd. (formerly  Mike  Browne  International
                                     LTD),   a  direct   marketing   advertising
                                     agency.

Allen D. Petersen             57     Mr. Petersen was appointed to the Board  of
                                     Directors of the Company  on July 31, 1997.
                                     Mr. Petersen   previously   served  in   an
                                     advisory   capacity   to   the   Board   of
                                     Directors.  For more than five  years   Mr.
                                     Petersen has been the Chairman   and  Chief
                                     Executive   Officer   of   American    Tool
                                     Companies located in Chicago, Illinois.

         The Board of Directors recommends a vote "FOR" each of the nominees listed above.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

         The following tables set forth information about the directors who are continuing in office for the respective periods and until their successors are elected and qualified.


Class III - Term Expiring 1999

                                               Principal Occupation and
Name                          Age            Five-Year Employment History
----                          ---    -------------------------------------------
Michael W. Gullion            43     Mr. Gullion has served as Chairman  of  the
                                     Board  of  Directors,  President  and Chief
                                     Executive Officer of the Company since its inception. Mr. Gullion is the son-in-law of William Wallman.

William Wallman               74     Mr. Wallman has served as a director of the
                                     Company since November 1989.  For more than
                                     five   years  Mr. Wallman   has   been  the
                                     President and owner of   Wallman  Chrysler-
                                     Plymouth, Inc., a car dealership located in
                                     Beatrice,   Nebraska.   Mr. Wallman  is the
                                     father-in-law of Mr. Gullion.

Class I - Term Expiring 2000

                                              Principal Occupation and
Name                         Age            Five-Year Employment History
----                         ---     -------------------------------------------
Keith E. Bouchey              47     Mr. Bouchey  was  elected   to the Board of
                                     Directors of the Company on May  30,  1996.
                                     He  has  served  as  the   Executive   Vice
                                     President,  Chief Financial    Officer  and
                                     Corporate  Secretary  of  the Company since
                                     joining  the  Company  in  November   1995.
                                     Prior  to joining the  Company, Mr. Bouchey
                                     had been, since August 1977, a principal of
                                     GRA, Thompson,  White &   Company,  P.C., a
                                     regional bank   accounting   and consulting
                                     firm, where he served  on  the    executive
                                     committee    and     as     the    managing
                                     director of the firm's regulatory services practice.

William F. Wright             55     Mr. Wright was elected as a director of the
                                     Company on May 30, 1996. For more than five
                                     years Mr. Wright has served as the Chairman
                                     of the Board of AMCON Distributing Company,
                                     a wholesale distributor   headquartered  in
                                     Omaha, Nebraska.

COMMITTEES OF THE BOARD OF DIRECTORS

         The standing committees of the Board of Directors during 1997 consisted of an Audit Committee, Compensation Committee and Nominating Committee.

          The Audit Committee consists of Messrs. Browne and Wallman. The Audit Committee annually makes recommendations to the Board regarding the appointment of independent auditors of the Company and reviews the results and scope of audits.

          The Compensation Committee consists of Messrs. Browne, Petersen and Wright. The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company.

         The  Nominating  Committee  consists  of Messrs.  Bouchey,  Gullion and
Wright. The Nominating Committee nominates persons as candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider stockholder nominees to the Board of Directors. Stockholders may nominate persons to serve on the Board of Directors by following the procedures set forth in the Company's Amended and Restated Bylaws. The Company has entered into employment agreements with Messrs. Gullion and Bouchey requiring the Nominating Committee to renominate them to the Board of Directors throughout the term of their employment agreements.

         During the 1997 fiscal year, the Board of Directors met four times, the Audit Committee met three times, the Compensation Committee met two times and the Nominating Committee met one time. Each of the directors attended at least seventy-five percent of the meetings of the Board of Directors, except that Mr. Wallman attended fifty percent of the meetings. Each of the members of the committees of the Board of Directors attended at least seventy-five percent of the meetings of the committees on which they served, except that Mr. Wallman attended two-thirds of the Audit Committee meetings.

          In 1998, the Board of Directors created the Strategic Planning Committee. The function of this committee, which will meet monthly, is to plan the strategic direction of the Company in the areas of acquisition planning and implementation, risk management, technology planning and revenue enhancement. The members of the Strategic Planning Committee are Messrs. Bouchey, Gullion and Wright.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company in 1997 received $5,000 annually, $500 per meeting and options to purchase 1,000 shares of the Company's Common Stock at a price of $10.50 per share for serving on the Board of Directors. In addition, the Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Employees of the Company receive no additional compensation for serving as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1997, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") is composed of three independent non-employee Directors. The Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long-term incentive plans that govern the compensation paid to executives of the Company.

COMPENSATION PHILOSOPHY

         The Company's compensation programs are designed to provide executives with a competitive base salary and with incentives linked to the performance of the Company and the individual. The Committee engaged the services of an independent compensation consultant to assist it and has developed the following guidelines for establishing executive compensation:

          Competitiveness: Base salaries for executives should be reasonably commensurate with those paid by comparable companies.

          Entrepreneurialism: Each executive will have the opportunity to earn total annual compensation, including bonuses, at approximately the 75th percentile of comparable companies.

          Long-Term Incentives: In order to create a sense of executive ownership in and commitment to the Company, the Committee has adopted a stock option plan that provides executives stock options.

The Committee selects comparable companies for purposes of determining competitive compensation levels based upon their size, industry and other factors the Committee considers appropriate. These companies may or may not be included in computing the indices used to prepare the common stock performance graph on page 10 of this proxy statement.

ANNUAL COMPENSATION

         Total annual cash compensation for executive officers of the Company consists of a base salary and a potential annual cash bonus based upon a target incentive opportunity established each year by the Committee.

         The base salary of each executive officer is approved on a subjective basis by the Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive bonus plan payments for 1998, the Committee considered, among other matters, the Company's performance during 1997 and the compensation of similar level executives employed by comparable companies for which information was available, although the Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Committee.

         The incentive bonus plan for executive officers consists of various objective and subjective criteria related to areas for which each such executive has responsibility as well as for Company wide performance. Under the incentive bonus plan, each executive has a target bonus percentage with an opportunity to earn up to a maximum amount approved by the Committee. The target and maximum incentive bonus opportunity is stated as a percentage of base salary. The percentage increases relative to the executive's level of responsibility within the Company. The Committee believes that this structure is appropriate given that an executive's ability to affect the overall performance of the Company increases with the level of responsibility. For executives other than the Chief Executive Officer, the executive's target incentive bonus ranges from 10% to 20% of base salary, depending upon the executives level.

         In February of 1997, the Committee set Mr. Gullion's base salary at $250,000. His 1997 compensation also included $112,500 (45% of his base salary) in payments earned under the Company's incentive bonus plan. Mr. Gullion received the maximum incentive available under the incentive bonus plan for 1997, based largely upon the Company's success during the year as measured by:
(i) a 230% increase in the market capitalization of the Company; (ii) a 36% growth in the Company's assets; (iii) an 80% increase in earnings; and (iv) the substantial improvement in the return on the Company's assets, when adjusted for the impact of acquisitions made during the year. For 1998, Mr. Gullion's base salary will remain $250,000. However, his target incentive bonus opportunity will be increased from 30% to 40% of his base salary.

LONG-TERM INCENTIVE COMPENSATION

         The Board of Directors and the Company believe that stock options create a mutuality of interests between the Company's executive officers and stockholders. The long-term incentive compensation for executive officers has consisted of awards of stock options granted under the Company's stock option plan. The stock option plan provides option recipients the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers generally have exercise prices equal to the fair market value of the Common Stock on the date of the option grant. The number of options awarded to each executive was determined by reference to the group of comparable companies described above.

COMMITTEE MEMBERS

Allen D. Petersen
William F. Wright
D. Michael Browne

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning the annual and long-term compensation paid to or earned by the Chief Executive Officer and all other employees of the Company whose compensation exceeded $100,000 during the last fiscal year.


                           SUMMARY COMPENSATION TABLE
                                                                                              Long Term
                                                                                             Compensation
                                                                                                 Awards
                                                                                               --------
                                                         Annual Compensation                   Securities
                                                  ---------------------------------            Underlying
     Name and                                                                                   Options               All Other
Principal Position           Year                 Salary($)              Bonus($)(1)              (#)              Compensation($)
------------------           ----                 ---------              -----------          -------------         ---------------

Michael W. Gullion.......... 1997                 $241,000                $112,500               35,000              $ 16,809(2)
 President and Chief         1996                 $186,000                $165,000                None               $ 15,923(2)
Executive  Officer           1995                 $156,000                $165,000                None                $ 9,587(2)

Keith E. Bouchey(3)......... 1997                 $156,000                 $31,000               12,500               $ 7,841(4)
 Executive Vice              1996                 $156,000                  31,000                 None               $ 3,933(4)
President, Chief
Financial Officer and
Corporate Secretary


(1) Represents amounts earned in fiscal year. Actual cash payment is made in the following fiscal year.
(2) Consists of contributions to the Company's Employee Stock Ownership Plan, personal use of Company-owned automobile, and country club membership dues.
(3)  Mr. Bouchey became an executive officer of the Company in November 1995.
(4) Consists of contributions to the Company's Employee Stock Ownership Plan and country club membership dues.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS
                                                                                                        Potential Realized Value
                                   Number of          Percent of                                           at Assumed Annual
                                  Securities         Total Options                                         Rates of Stock Price
                                  Underlying          Granted to        Exercise or                           Appreciation
                                    Options          Employees in       Base Price      Expiration           for Option Term
            Name                  Granted(#)          Fiscal Year         ($/Shr)          Date            5%             10%
            ----                  ----------          -----------         -------         ------           --             ---
Michael W. Gullion                  35,000               49.6%            $10.50         4/7/2007        $231,000        $585,550
Keith E. Bouchey                    12,500               17.7%            $10.50         4/7/2007        $ 82,500        $209,125


                                      -10-








                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES
                                                                               Number of
                                                                              Underlying
                                                                              Unexercised          Value of Unexercised In-the-
                                                                           Options at Fiscal      Money Options at Fiscal Year-
                                                                             Year-End (#)                     end($)
                                 Shares Acquired           Value             Exercisable/                  Exercisable/
            Name                  on Exercise(#)        Received($)          Unexercisable                Unexercisable
            ----                  --------------        -----------          -------------                -------------
Michael W. Gullion                      0                    0                 35,000/0                     $516,250/0
Keith E. Bouchey                        0                    0                 12,500/0                     $184,375/0


EMPLOYMENT CONTRACTS

         Messrs. Gullion and Bouchey (the "Executives") have entered into employment agreements with the Company (each an "Agreement"). The terms of the Agreements are three years (automatically renewed on each anniversary date of the Agreements unless either party gives notice of its intention not to renew) and provide that Mr. Gullion will be the Chairman, Chief Executive Officer and President and Mr. Bouchey will be Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company. Throughout the employment period, each of the Executives will be nominated by the Board of Directors for directorships and the base compensation of the Executives and their opportunity to earn incentive compensation will be at least as great as in existence prior to the effectiveness of the Agreements. An Executive may be terminated for "cause" only (as defined in the Agreement). An Executive may terminate the Agreement for "good reason", which is defined as a material breach of the Agreement by the Company. The death or disability of an Executive automatically terminates the Agreement.

         If the Company terminates an Agreement for cause or an Executive terminates without good reason, neither the Company nor the Executive has any further obligations to the other. If the Company terminates an Executive without cause (as defined in the Agreement), an Executive terminates for good reason (as defined in the Agreement), or a Change in Control (as defined below) of the Company occurs, the Company is obligated to pay the Executive three times the present value of the Executive's long and short-term compensation in place immediately prior to the termination or Change in Control, provided that such benefits cannot exceed an amount that would be subject to federal excise taxes.

         A Change in Control of the Company will be deemed to occur upon (i) the hostile replacement of at least the majority of the Board of Directors, (ii) a person acquiring 25% or more of the shares or voting power of the stock of the Company, provided such person is not an existing director or Executive or relative of such a person or does not acquire such shares or voting rights pursuant to an agreement to which the Executive is a party, or as a result of the acquisition does not become the largest stockholder of the Company, (iii) a merger or sale of substantially all of the assets of the Company or (iv) the occurrence of any other event the Board of Directors determines to be a Change in Control.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

         Certain of the officers, directors and principal stockholders of the Company and its subsidiary banks, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of the Company's banks and it is anticipated such parties will continue to be customers of the banks in the future. Credit transactions with these parties are subject to review by each bank's Board of Directors. All outstanding loans and extensions of credit by the banks to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not and do not involve more than the normal risk of collectability or present other features unfavorable to the banks. The aggregate balance of loans and advances under existing lines of credit to these parties was $9.3 million and $9.6 million at December 31, 1997 and 1996, respectively.

COMMON STOCK PERFORMANCE

         The graph set forth below is based upon information provided by SNL Securities L.C. and compares the yearly percentage change in cumulative stockholder return of the Company's Common Stock since November 19, 1996 (the date the Company completed its initial public offering of Common Stock) against the cumulative return of the NASDAQ Stock (U.S.), the SNL $250 Million - $500 Million Bank Index and the SNL All Bank and Thrift Index covering the same time period. The graph is based on $100 invested on November 19, 1996 in the Company's Common Stock, the NASDAQ Stock (U.S.), the SNL $250 Million - $500 Million Bank Index and the SNL All Bank and Thrift Index, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.


                                                                               Period Ending
                                         -----------------------------------------------------------------------------------------
Index                                       11/19/96       12/31/96        3/31/97        6/30/97       9/30/97        12/31/97
---------------------------------------  -------------- --------------- -------------  ------------- -------------- --------------
Gold Banc Corporation, Inc.                  100.00          101.47        126.47         169.52         224.44         298.71
NASDAQ - Total US                            100.00          102.51         96.95         114.72         134.13         125.79
SNL $250M-$500M Bank Index                   100.00          103.71        115.00         129.73         151.72         179.37
SNL All Bank & Thrift Index                  100.00          100.50        106.14         122.12         141.01         154.28


          ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP has been recommended by the Audit Committee of the Board of Directors for reappointment as the independent auditors for the Company. KPMG Peat Marwick LLP has been the independent auditors for the Company since 1996. The firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Subject to stockholder approval, the Board of Directors has appointed this firm as the Company's independent auditors for the year 1998.

         Representatives of the firm are expected to attend the 1998 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

         Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year 1998 will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the annual meeting. Abstentions and broker nonvotes will have the same effect as votes against the proposal. In the event stockholders do not ratify the appointment of KPMG Peat Marwick LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

                              CHANGE IN ACCOUNTANTS

         In November 1995, the Company retained Keith E. Bouchey, a principal of GRA Thompson, White & Company, P.C. ("GRA Thompson") to serve as its Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. At the time of his employment by the Company, GRA Thompson served as the Company's independent certified public accountants. In view of the Securities and Exchange Commission's rules dealing with the independence of accountants, the Board of Directors of the Company retained KPMG Peat Marwick LLP to serve as the Company's independent certified public accountants on April 29, 1996. There were and are no disagreements with GRA Thompson on any matter of accounting principles or practice, financial statement disclosure, or auditing scope and procedure and GRA Thompson's reports on any of the Company's financial statements have not contained an adverse opinion or disclaimer of opinion or been qualified as to uncertainty, audit scope or accounting principles.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and shareholders holding more than ten percent of the outstanding stock of the Company are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission and the Company. Specific time deadlines for the 16(a) filing requirements have been established by the Securities and Exchange Commission. To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied during the fiscal year ended December 31, 1997, except that one report relating to the acquisition of shares by William Wallman and one report relating to the receipt of stock options by William Wright were filed later than required.

                                 OTHER BUSINESS

         As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                          PROPOSALS OF SECURITY HOLDERS

         Proposals of security holders intended to be presented at the next annual meeting must be received by the Company no later than November 24, 1998, in order to be considered for inclusion in the proxy statement relating to that meeting.



                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Keith E. Bouchey
                                           --------------------
                                           KEITH E. BOUCHEY
                                           Corporate Secretary
Dated:  March 23, 1998
Leawood, Kansas